Exhibit 99.5

SCIPHER MEDICINE CORPORATION

AMENDMENT NO. 3 TO

CONVERTIBLE NOTE PURCHASE AND INVESTMENT OBLIGATION AGREEMENT

This Amendment No. 3 to Convertible Note Purchase and Investment Obligation Agreement is made as of October 29, 2026 (this “Amendment”), by and among Scipher Medicine Corporation, a Delaware corporation (the “Company”), and certain of the persons and entities (the “Purchasers”) listed on Exhibit A-1 to that certain Convertible Note Purchase and Investment Obligation Agreement dated as of March 5, 2026, as amended (the “Purchase Agreement”). All capitalized terms used but not defined herein shall have the meanings as defined in the Purchase Agreement.

RECITALS

WHEREAS, the Company and the Purchasers desire to amend the Purchase Agreement (i) to provide for a new issuance of convertible notes in October 2026, (ii) to provide for the treatment of ATM Shares and the related pay-to-play mechanics, and (iii) to make certain other changes, as described herein.

WHEREAS, Section 6.8 of the Purchase Agreement provides that any term of the Purchase Agreement may be amended, terminated or waived with the written consent of the Company and the holders of Notes or Prior Notes issued by the Company representing at least sixty percent (60%) of the aggregate principal amount of the Notes and Prior Notes then outstanding (the “Requisite Purchasers”).

WHEREAS, the undersigned parties constitute the Requisite Purchasers.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Company and the undersigned Purchasers agree as follows:

1. New Section 1.11 of Purchase Agreement. A new Section 1.11 is hereby added to the Purchase Agreement to read as follows:

“1.11 October Convertible Note Closing.

(a)	Sale and Issuance of October 2026 Notes. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase, and the Company agrees to sell and issue to each Purchaser, at the October Convertible Note Initial Closing or at an October Convertible Note Additional Closing (each as defined below), the Company’s Senior Unsecured Convertible Promissory Notes substantially in the form attached hereto as Exhibit F (each, without distinction, an “October Note” and, collectively, the “October Notes”) in the original principal amounts for each Purchaser appearing beside such Purchaser’s name on Exhibit A-4 attached hereto under the heading “October Convertible Note Pro Rata Amount.” The obligations of the Purchasers hereunder to purchase the October Notes are several and not joint.

(b)	The initial purchase and sale of the October Notes shall take place remotely via the exchange of documents and signatures on or around October [29], 2026, or at such other time and place as the Company and the Purchasers mutually agree, orally or in writing (which time and place are designated as the “October Convertible Note Initial Closing”). In the event there is more than one closing related to the October Notes, including, without limitation, any October Convertible Note Additional Closing (as defined below), the term “Closing” shall apply to each such closing unless otherwise specified.

(c)	At each Closing related to the October Notes, the Company shall issue and deliver to each Purchaser an October Note in the aggregate principal amount set forth opposite such Purchaser’s name on Exhibit A-1 attached hereto against payment by the Purchaser of the principal amount of such October Note by wire transfer to a bank account designated by the Company.

(d)	Sale of Additional October Notes. Promptly following the October Convertible Note Initial Closing, the Company shall conduct an offering to the Purchasers listed on Exhibit A-4 who did not purchase October Notes in an aggregate principal amount equal to their full October Convertible Note Pro Rata Amount at the October Convertible Note Initial Closing and shall offer each such Purchaser the right to participate in such offering by allowing such Purchaser to purchase an October Note or October Notes (each such closing, an “October Convertible Note Additional Closing”); provided that such October Convertible Note Additional Closing is consummated on or prior to thirty (30) days after the October Convertible Note Initial Closing (the “October Additional Closing Deadline”). The Company shall update Exhibit A-1 to this Agreement to reflect the principal amounts of the October Notes issued at each such Closing and the Purchasers purchasing such October Notes.

(e)	Automatic Amendment of Notes for Defaulting Purchasers.

a.	If any Purchaser fails, on or prior to the October Additional Closing Deadline, to purchase an October Note or October Notes in an aggregate amount at least equal to 100% of such Purchaser’s October Convertible Note Pro Rata Amount or otherwise satisfy that amount in accordance with subsection (e)(iv), in either case on or prior to the October Additional Closing Deadline (such Purchaser an “Defaulting October Purchaser” and any such amount not purchased or wired or otherwise satisfied by such Defaulting October Purchaser, the “Defaulting October Purchaser Amount”), then the Company shall send written notice (the “Defaulting October Purchaser Notice”) to such Defaulting October Purchaser of such Defaulting October Purchaser’s noncompliance with the provisions of this Section 1.11 and provide such Defaulting October Purchaser no more than two (2) Business Days from the date of the Defaulting October Purchaser Notice (the “October Remedy Deadline”) to remedy such noncompliance and purchase or otherwise satisfy such Defaulting October Purchaser Amount.

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b.	If a Defaulting October Purchaser fails to provide the Defaulting October Purchaser Amount to the Company by the October Remedy Deadline, then each outstanding Note under this Agreement held by such Defaulting October Purchaser (any such Note, a “Defaulting October Purchaser Note”) shall be deemed as automatically amended to make such Defaulting October Purchaser Note junior in all respects (including right of payment) to the Notes held hereunder by Purchasers that are not Defaulting October Purchasers. For the purpose of clarification, any such automatic amendment to a Defaulting October Purchaser Note is expected to result in such Defaulting October Purchaser Note being cancelled for no consideration in the event the Strategic Transaction is consummated.

c.	For purposes of this Purchase Agreement, the pro rata amounts of any single Purchaser hereunder with regards to the October Notes can be allocated to, and satisfied in whole or in part by any affiliate of such Purchaser, or by an outside party acceptable to the Company, or by one or more other Purchasers, by mutual agreement. In the event that a Purchaser becomes a Defaulting October Purchaser, the Purchasers who are not Defaulting October Purchasers may invest additional amounts that are equivalent to the aggregate pro rata amount not invested by such Defaulting October Purchaser. In addition, for purposes of this Purchase Agreement, notwithstanding anything in this Purchase Agreement to the contrary, the pro rata amount of any single Purchaser hereunder with regards to the October Notes can be satisfied by such Purchaser (or any affiliate of such Purchaser, or by one or more other Purchasers, as described above) investing its pro rata amount directly in Chemomab pursuant to Chemomab’s current at-the-market equity program (the “ATM Program”) pursuant to Chemomab’s Sales Agreement with LifeSci Capital, LLC, provided that evidence of such investment in the ATM Program is provided to the Company and confirmed to the Company by Chemomab or LifeSci Capital, LLC on or prior to the October Additional Closing Deadline (whereby such Purchaser shall not receive an October Note with respect to such direct investment in the ATM Program).

d.	The Company hereby agrees to invest $989,615.00 (the “Company Investment Amount”) in the ATM Program on or before November 3, 2026. While the October Notes are outstanding and before the Merger Agreement terminates, the Company will hold the common shares of Chemomab purchased with the Company Investment Amount (such shares, the “ATM Shares”) for the benefit of Purchasers who purchase October Notes.

2. New Definitions. The following definition is hereby added to Section 1.9 of the Purchase Agreement to read as follows:

i.	“October Convertible Note Pro Rata Amount” of each Purchaser means the amount set forth across from such Purchaser’s name on Exhibit A-4 attached hereto under the column heading “October Convertible Note Pro Rata Amount.”

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3. New Exhibit A-4 of Purchase Agreement. A new Exhibit A-4 is hereby added to the Purchase Agreement in the form attached hereto as Annex I.

4. New Exhibit F of Purchase Agreement. A new Exhibit F is hereby added to the Purchase Agreement in the form attached hereto as Annex II.

5. Full Force and Effect. To the extent not expressly amended hereby, the Purchase Agreement shall remain in full force and effect.

6. Entire Agreement. This Amendment, together with the Purchase Agreement and all exhibits thereto and references therein, constitute the entire agreement among the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the subject matter herein.

7. Governing Law. This Amendment shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

8. Modification. This Amendment may only be altered, amended or modified in accordance with the relevant provisions of the Purchase Agreement.

9. Counterparts. This Amendment may be executed and delivered by facsimile or electronic signature in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(Signature page follows)

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In Witness Whereof, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY:

SCIPHER MEDICINE CORPORATION

By:	/s/ Reginald Seeto
Name:	Reginald Seeto
Title:	President and Chief Executive Officer

Signature Page To Scipher Medicine Corporation

Amendment No. 3

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

INVESTORS:

KHOSLA VENTURES SEED D, LP

By:	/s/ John Demeter
Name:	John Demeter
Title:	General Counsel
Address:	[***]

KHOSLA VENTURES VI, LP

By:	/s/ John Demeter
Name:	John Demeter
Title:	General Counsel
Address:	[***]

Signature Page To Scipher Medicine Corporation

Amendment No. 3

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

INVESTORS:

NORTHPOND SM HOLDINGS, LLC

By:	Northpond Ventures, LLC
Its:	Manager

By:	/s/ Patrick Smerkers
Name:	Patrick Smerkers
Title:	Authorized Signatory
Address:	[***]

NORTHPOND CAPITAL, LP

By:	/s/ Patrick Smerkers
Name:	Patrick Smerkers
Title:	Authorized Signatory
Address:	[***]

Signature Page To Scipher Medicine Corporation

Amendment No. 3

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

STEFAN KRIEGLSTEIN

By:	/s/ Stefan Krieglstein
Address:	[***]

Signature Page To Scipher Medicine Corporation

Amendment No. 3

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

INVESTORS:

BLUE OWL HEALTHCARE OPPORTUNITIES IV LP

By:	Blue Owl Healthcare Opportunities GP IV LLC, its general partner

By:	/s/ Tim Anderson
Name:	Tim Anderson
Title:	Authorized Signatory

BLUE OWL HEALTHCARE OPPORTUNITIES EF IV LP

By:	Blue Owl Healthcare Opportunities GP IV LLC, its general partner

By:	/s/ Tim Anderson
Name:	Tim Anderson
Title:	Authorized Signatory
Address:	[***]

Signature Page To Scipher Medicine Corporation

Amendment No. 3

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

INVESTOR:

NEUBERGER BERMAN PRINCIPAL STRATEGIES PRIMA FUND LP

By:	Neuberger Berman Investment Advisers LLC, its investment manager

By:	/s/ Gabe Cahill
Name:	Gabe Cahill
Title:	Managing Director
Address:	[***]

Signature Page To Scipher Medicine Corporation

Amendment No. 3